LETTER FROM STEFANOU & COMPANY, LLP
                     Stefanou & Company, LLP
                        1360 Beverly Road
                            Suite 305
                      McLean, VA 22101-3621
                         (703) 448-9200
                       (703) 448-3515/ FAX


                                        July 24, 2000


Securities and Exchange Commission
Washington, DC  20549

Re: Electronic Identification, Inc. (formerly Girne Acquisition
Corp.)
File No. 0-27365

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K/A of Electronic
Identification, Inc. (formerly Girne Acquisition Corp.) dated
March 2, 2000 and agree with the statement contained thereon.


                                  /s/ Stefanou & Company, LLP
                                     STEFANOU & COMPANY, LLP